A. Settlement Statement

U.S. Department of Housing and Urban Development

OMB No. 2502-0265

B. Type of Loan

1.☐ FHA 2.☐ FmHA 3.☐ Conv. Unins 4.☐ VA 5.☐ Conv. Ins.	6. File Number 03MD-153	7. Loan Number	8. Mortgage Insurance Case Number

C. NOTE: This form is furnished to give you a statement of actual settlement costs. Amounts paid to and by the settlement agent are shown. Items marked "(p.o.c.)" were paid outside the closing; they are shown here for informational purposes and are not included in the totals.

D. NAME OF BORROWER: BARCELONA CONDOMINIUM, LLC., a Florida limited liability company

ADDRESS OF BORROWER: 1023 NW 3 AVENUE, Miami, FL 33136

E. NAME OF SELLER: NATIONAL RESIDENTIAL PROPERTIES,INC., a Nevada corporation

ADDRESS OF SELLER:

F. NAME OF LENDER:

ADDRESS OF LENDER:

G. PROPERTY LOCATION: 2217 N.W. 7 STREET MIAMI, FL 33125

H. SETTLEMENT AGENT: METRO DADE TITLE COMPANY 1401 PONCE DE LEON BLVD., SUITE 401, CORAL GABLES, FL 33134

PLACE OF SETTLEMENT: 1401 PONCE DE LEON BLVD., SUITE 401, CORAL GABLES, FL 33134

I. SETTLEMENT DATE: 03/12/2003

J. SUMMARY OF BORROWER'S TRANSACTION		K. SUMMARY OF SELLER'S TRANSACTION	
100.GROSS AMOUNT DUE FROM BORROWER		400.GROSS AMOUNT DUE TO SELLER	
101.Contract sales price	1,550,000.00	401.Contract sales price	1,550,000.00
102.Personal property		402.Personal property	
103.Settlement charges to borrower (line 1400)	456,120.23	403.	
104.		404.	
105.		405.	
Adjustments for items paid by seller in advance		Adjustments for items paid by seller in advance	
106.City/town taxes to		406.City/town taxes to	
107.County taxes 11/01/2003 to 12/31/2003	2,646.36	407.County taxes 11/01/2003 to 12/31/2003	2,646.36
108.Assessments to		408.Assessments to	
109. to		409. to	
110. to		410. to	
111. to		411. to	
112. to		412. to	
120.GROSS AMOUNT DUE FROM BORROWER ▶	2,008,766.59	420.GROSS AMOUNT DUE TO SELLER ▶	1,552,646.36
200.AMOUNTS PAID BY OR IN BEHALF OF BORROWER		500.REDUCTIONS IN AMOUNT DUE TO SELLER	
201.Deposit or earnest money	100,000.00	501.Excess deposit (see instructions)	
202.Principal amount of new loan(s)	1,810,000.00	502.Settlement charges to seller(line 1400)	32,155.50
203.Existing loan(s) taken subject to		503.Existing loan(s) taken subject to	
204.		504.Payoff of first mortgage loan EAGLE NATIONA BANK	599,999.77
205.INTEREST ON PAY-OFF	3,909.65	505.Payoff of second mortgage loan HOME EQUITY MORTGAGE CORP	230,000.00
206.Principal amount of seller financing		506.Principal amount of seller financing	
207.INTEREST ON PAY-OFF	5,134.28	507.HOME EQUITY MORTGAGE CORP.	295,000.00
208.ESCROW TAXES $1512.88 X 4	6,051.52	508.ESCROW TAXES $1512.88 X 4	6,051.52
209.MARCH RENT	3,590.00	509.MARCH RENT	3,590.00
209a INTEREST ON PAY-OFF	6,096.22	509a	
209b		509b Deposit Directly to Seller	100,000.00
Adjustments for items unpaid by seller		Adjustments for items unpaid by seller	
210.City/town taxes to		510.City/town taxes to	
211.County taxes to		511.County taxes to	
212.Assessments to		512.Assessments to	
213. to		513. to	
214. to		514. to	
215. to		515. to	
216. to		516. to	
217. to		517. to	
218. to		518. to	
219. to		519. to	
220.TOTAL AMOUNTS PAID BY OR IN BEHALF OF BORROWER ▶	1,934,781.67	520.TOTAL REDUCTIONS IN AMOUNT DUE SELLER ▶	1,266,796.79
300.CASH AT SETTLEMENT FROM/TO BORROWER		600.CASH AT SETTLEMENT TO/FROM SELLER	
301.Gross amount due from borrower (line 120)	2,008,766.59	601.Gross amount due to seller (line 420)	1,552,646.36
302.Less amounts paid by/for borrower (line 220)	1,934,781.67	602.Less reductions in amount due seller (line 520)	1,266,796.79
303.CASH ☒ From ☐ To BORROWER ▶	73,984.92	603.CASH ☒ To ☐ From SELLER ▶	285,849.57

HUD-1 (3-86) RESPA, HB 4305.2

U.S. DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT
SETTLEMENT STATEMENT

L. Settlement Charges	Paid From Borrower's Funds At Settlement	Paid From Seller's Funds At Settlement
700. TOTAL SALES/BROKER'S COM. based on price 1,550,000.00 @ % =		
Division of Commission (line 700) as follows:		
701. to		
702. to		
703. Commission paid at Settlement		
704. to		
800. Items Payable In Connection With Loan		
801. Loan Origination Fee % to		
802. Loan Discount % to		
803. Appraisal Fee to APPRAISAL	7,500.00	
804. Credit Report to		
805. Lender's Inspection Fee to		
806. Mortgage Insurance Application Fee to		
807. to		
808. ARCHITECTURAL PLANS to METRO-DADE TITLE CO. ESCROW	118,000.00	
809. FINAL ARCHITECTURAL STATEMENT to MANNY TAPIA	15,000.00	7,300.00
810. to		
811. to		
812. REIMBURSE DEPOSIT to S & R INVESTMENT	100,000.00	
813. ENVIRON. RESOURCES MANAGEMENT to NATIONAL RESIDENTIAL PROPERTIES	590.00	
814. APPLICATION FEE ENVIRON. to NATIONAL RESIDENTIAL PROPERTIES	210.00	
815. to		
900. Items Required By Lender To Be Paid In Advance		
901. Interest from 03/12/2003 to 04/01/2003 @ /day		
902. Mortgage Insurance Premium for months to		
903. Hazard Insurance Premium for years to		
904. years to		
905. years to		
1000. Reserves Deposited With Lender		
1001. Hazard insurance months@ per month		
1002. Mortgage insurance months@ per month		
1003. City property taxes months@ per month		
1004. County property taxes months@ per month		
1005. Annual assessments months@ per month		
1006. months@ per month		
1007. months@ per month		
1008. months@ per month		
1009.		
1100. Title Charges		
1101. Settlement or closing fee to MDTC	25,000.00	
1102. Abstract or title search to ATTORNEY'S TITLE INSURANCE FUND		395.00
1103. Title examination to ATTORNEY'S TITLE INSURANCE FUND	395.00	
1104. Title insurance binder to ATTORNEY'S TITLE INSURANCE FUND	395.00	
1105. Document preparation to		
1106. Notary fees to		
1107. Attorney's fees to LAW OFFICES OF A.I. BUCELO	25,000.00	
(includes above items numbers:		
1108. Title insurance to ATTORNEY'S TITLE INSURANCE FUND	21,300.00	
(includes above items numbers:		
1109. Lender's coverage Risk Premium INS AMT: 2,130,000.00		
1110. Owner's coverage: Risk Premium INS AMT: 1,550,000.00		
1110a Endorsements: FF9:ALTA 4:ALTA 8.1:	3,750.00	
1111. ATTORNEY'S FEES to KENNEDY & COVINGTON	10,000.00	
1112. to		
1113. to		
1200. Government Recording and Transfer Charges		
1201. Recording Fees: Deed $6.00; L-Mortgage(s) $109.50; S-Mortgage(s) ; Releases $19.50	109.50	25.50
1202. City/county tax/stamps: Deed $6,975.00; L-Mortgage(s) $4,260.00; S-Mortgage(s)	4,260.00	6,975.00
1203. State tax/stamps: Deed $9,300.00; L-Mortgage(s) $7,455.00; S-Mortgage(s)	7,455.00	9,300.00
1204. DEC. OF RESTRICTIVE COV. Clerk of Court	28.50	
1205.		
1300. Additional Settlement Charges		
1301. Survey to		
1302. Pest Inspection to		
1303. Roof Inspection to		
1304. LIEN LETTERS to PROPERTY INFORMATION SERV.		160.00
1305. CERT. GOOD STANDING to ATTY'S TITLE INSURANCE FUND	373.75	
1306. CORPORATE FILINGS to EMPIRE CORPORATE KIT	1,765.00	
1307. ADMIN. EXPENSES, CALL, COURIER, ETC to METRO-DADE TITLE CO	950.00	
1308. FINANCIAL EXPENSES to S & R INVESTMENTS,	114,038.48	
1309. ATTORNEY'S FEE to LEOPOLD, KORN, LEOPOLD		8,000.00
1400. Total Settlement Charges (enter on lines 103, Section J and 502, Section K)	**456,120.23**	**32,155.50**

CERTIFICATION

DATE:03/12/2003

I have carefully reviewed the HUD - 1 Settlement Statement and to the best of my knowledge and belief, it is a true and accurate statement of all receipts and disbursements made on my account or by me in this transaction. I further certify that I have received a copy of the HUD - 1 Settlement Statement.

BARCELONA CONDOMINIUM, LLC., a Florida limited liability company

By: ______________________ Borrower

By: ______________________ Borrower

NATIONAL RESIDENTIAL PROPERTIES,INC., a Nevada corporation

By: ______________________ Seller

By: ______________________ Seller

The HUD-1 Settlement Statement which I have prepared is a true and accurate account of this transaction. I have caused the funds to be disbursed in accordance with this statement.

METRO DADE TITLE COMPANY

______________________ Settlement Agent 03/12/2003 Date

WARNING: It is a crime to knowingly make false statements to the United States on this or any other similar form. Penalties upon conviction can include fine and imprisonment. For details see: Title 18 U.S. Code Section 1001 and Section 1010.

03MD-153